Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated November 30, 2006 accompanying the consolidated financial statements and management’s assessment of the effectiveness of internal control over financing reporting included in the Annual Report of Innovex, Inc. on Form 10-K for the year ended September 30, 2006.  We hereby consent to the incorporation by reference of said reports in the Registration Statements of Innovex, Inc. on Forms S-8 (File No. 33-14776, effective June 3, 1987, File No. 33-27530, effective March 17, 1989, File No. 33-59035, effective May 2, 1995, File No. 333-10045, effective August 13, 1996, File No. 333-10047, effective August 13, 1996, File No. 333-79427, effective May 27, 1999, File No. 333-37380, effective May 19, 2000, File No. 333-68228, effective August 23, 2001, File No. 333-83452, effective February 27, 2002 and File No. 333-112648, effective February 10, 2004) and Forms S-3 (No. 333-106734, effective July 29, 2003 and File No. 333-121981, effective January 31, 2005).

\s\ GRANT THORNTON LLP

Minneapolis, Minnesota
December 7, 2006